                                                                   EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT

            AGREEMENT entered into effective as of the 25th day of June 2001, by and between NUCO2 INC., a Florida  corporation  having its  principal  office at
2800 SE Market  Place,  Stuart,  Florida 34997  (hereinafter  referred to as the
"Corporation"),  and RONALD S. JACKSON,  currently  residing at 5 Roberts Drive,
Mountain Lakes, New Jersey 07046 (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:
                               - - - - - - - - - -

            WHEREAS,  the  Corporation  desires to employ the  Executive and the
Executive  desires to be employed by the Corporation  upon the terms and subject to the conditions hereinafter set forth,

            NOW,  THEREFORE,  in  consideration  of the mutual  covenants herein contained  and for  other  good and  valuable  consideration,  it is  agreed  as follows:

                     ARTICLE 1 - EMPLOYMENT TERMS AND DUTIES

            1.1 The  Corporation  hereby  agrees to employ the Executive and the
Executive  agrees to provide  services for the Corporation as its Executive Vice
President,  Operations.  The Executive  shall serve as and perform the duties of
Executive Vice President, Operations of the Corporation during the Term (defined hereinafter) of this Agreement.

            1.2 The  Executive  agrees to devote his full  business  time during regular business hours to working for the Corporation and performing such duties as shall from time to time be assigned to him by the Board of  Directors  of the
Corporation or the Chief Executive  Officer of the  Corporation  consistent with his position as Executive  Vice  President,  Operations.  During the Term of his
employment  hereunder,  the Executive  shall have no interest in, or perform any services  during regular  business  hours for any other company,  whether or not such company is competitive with the  Corporation,  except that this prohibition shall  not  be  deemed  to  apply  to  passive  investments  in  businesses  not competitive with the business of the Corporation or to investments of 5% or less of the outstanding stock of public companies whose stock is traded on a national securities  exchange or in the  over-the-counter  market.  For  purposes of this
Paragraph l.2, a "passive  investment"  shall be deemed to mean  investment in a business which does not require or result in the  participation of the Executive in the management or operations of such business  except during times other than regular  business  hours  and  which  does not  interfere  with his  duties  and responsibilities  to the Corporation.  Nothing  contained herein shall limit the right of the Executive to make speeches, write articles or participate in public debate and discussions in and by means of any medium of  communication  or serve as a director  or  trustee of any  non-competing  corporation  or  organization, provided  that  such  activities  are  not  inconsistent  with  the  Executive's obligations hereunder.

            1.3 Consistent with the Executive's  aforesaid  duties the Executive shall,  at all times during the Term hereof,  be subject to the  supervision and direction of the Board of Directors of the  Corporation  and the Chief Executive
Officer  with  respect to his duties,  responsibilities  and the exercise of his powers.

            1.4 The  services  of the  Executive  hereunder  shall  be  rendered primarily at the Corporation's  principal  executive office currently in Stuart,
Florida; provided,  however, that the Executive shall make such trips outside of
Stuart,  Florida  as  shall  be  reasonably  necessary  in  connection  with the
Executive's duties hereunder.

            1.5 The term of the Executive's  employment hereunder shall commence upon the date of this Agreement (with the understanding that prior to commencing his duties at the principal  office of the  Corporation  he will (a) perform his duties  outside of the principal  office of the  Corporation  and shall no later than  July  23,  2001  commence  his  duties  at  the  principal  office  of the
Corporation and (b) in lieu of the Base Salary (defined  hereinafter)  otherwise payable for such period,  be paid $1,000) and such  employment  shall  continue, except as otherwise provided herein, through June 30, 2005 (the "Term").

                            ARTICLE 2 - COMPENSATION

            2.1 The  Corporation  shall pay to the Executive  during the Term of his employment by the  Corporation  and the Executive shall accept as his entire compensation for his services hereunder:

            (a) A base salary ("Base Salary") at the rate of $175,000 per annum, payable in accordance with the  Corporation's  regular payment  schedule for its employees.  The Base Salary will be reviewed  annually and may be increased from time to time by the  Board  of  Directors  or  Chief  Executive  Officer  of the
Corporation.

            (b)  Effective  as of the date of this  Agreement,  the  Corporation shall grant to the  Executive  stock  options  (the  "Options")  pursuant to the
Corporation's  1995 Stock  Option Plan (of which the maximum  amount  allowed by
United  States  tax law shall be  considered  as  incentive  stock  options)  to purchase up to One Hundred Twenty Thousand (120,000) shares of the Corporation's common stock,  $.001 par value ("Common Stock"),  with one-fifth of such Options vesting on June 25, 2001,  an  additional  one-fifth of such Options  vesting on
June 25, 2002, an additional one-fifth of such Options vesting on June 25, 2003, an  additional  one-fifth  of such  Options  vesting on June 25,  2004,  and the remaining one-fifth of such Options vesting on June 25, 2005, provided that such
Options shall vest only so long as the Executive continues to be employed by the
Corporation.  The exercise  price for such Options shall be equal to the closing price of the Common Stock on the Nasdaq National Market on the date hereof.

            (c) During the Term of this  Agreement and subject to the provisions hereof, the Executive shall be entitled,  commencing with respect to fiscal year ending  June 30,  2002 (and on each June 30  thereafter  during the Term of this
Agreement),  to an annual  bonus  based  upon the  relative  performance  of the
Corporation  and the Executive for the applicable  fiscal year. The bonus may be comprised of options to purchase  shares of the Common Stock of the  Corporation and cash  payments,  the relative  amounts of which will be  determined  in good faith by the Chief Executive  Officer,  in his sole discretion,  and approved by the Corporation's  Board of Directors.  The Corporation  achieving its projected
EBITDA  and  other  operating  and  financial   criteria  as  projected  in  the
Corporation's  business  plan  established  by its  Board of  Directors  for the applicable  fiscal  year shall be the major  consideration  in  determining  the amount of the annual  bonus.  The annual  cash bonus will have a target of forty
(40%)  percent of Base Salary  based on the full  achievement  of its  projected
EBITDA  and  other  operating  and  financial   criteria  as  projected  in  the
Corporation's business plan approved by the Board of Directors and the Executive meeting  individual  achievement goals recommended by the Executive and approved by the Chief  Executive  Officer.

            (d) The  Corporation  will reimburse the Executive for his necessary and reasonable  out-of-pocket  expenses incurred in the course of his employment and in connection with his duties hereunder.

            (e)  The  Corporation   will  provide  the  Executive  with  medical
insurance  coverage under the  Corporation's  group medical insurance policy and the Executive  shall be entitled to  participate  in all other health,  welfare, retirement,  disability, and other benefit plans, if any, available to employees and senior executives of the Corporation (collectively, the "Benefit Plans").

            (f) The  Executive  shall be entitled to paid  vacation  and/or sick days during each twelve (12) month period  during the term of this  Agreement of the same duration as provided to other  executive  officers of the  Corporation, but in no event  shall he  receive  less than four (4) weeks paid  vacation  per year.

            (g) In connection with the Executive's  move to the Stuart,  Florida area, the Corporation  shall pay the Executive's (a) reasonable moving expenses,
(b) sales  commission on his current  residence,  (c) other direct closing costs and (d)  temporary  housing  costs for a period not to exceed  four (4)  months, provided that the aggregate of such costs does not exceed $30,000. Any sums paid pursuant  to this  Paragraph  2.1(g) by the  Corporation  shall be grossed up to eliminate the cost to the  Executive of income taxes,  if any, paid on such sums received.

                             ARTICLE 3 - TERMINATION

            3.1 Except as otherwise  provided herein, the Term of the employment of the Executive shall terminate:

            (a) automatically upon the death of the Executive;

            (b) at the option of the Corporation, upon written notice thereof to the  Executive,  in the  event  that  the  Executive  shall  become  permanently incapacitated (as hereinafter defined);

            (c) at the option of the  Corporation,  upon thirty (30) days' prior written  notice thereof to the Executive  specifying  the basis thereof,  in the event of a material  breach by the Executive with respect to (i), (ii) and (iii)
below,  which is not cured by the  Executive  within  thirty (30) days after the
Executive  is  provided  with such  written  notice,  or in the  event  that the
Executive shall,  during the Term of this Agreement,  (i) engage in any criminal conduct  constituting  a felony and  criminal  charges are  brought  against the
Executive by a  governmental  authority,  (ii)  knowingly and willfully  fail or refuse to perform his duties and  responsibilities  in a manner  consistent with his  position to the  reasonable  satisfaction  of the Board of Directors of the
Corporation,  and (iii) knowingly and willfully engage in activities which would constitute a material  breach of any term of this  Agreement,  or any applicable policies, rules or regulations of the Corporation or result in a material injury to the  business  condition,  financial  or  otherwise,  results of operation or prospects  of the  Corporation,  as  determined  in good  faith by the  Board of
Directors  of the  Corporation.  For  purposes  of this  Agreement,  termination pursuant to this Paragraph 3.1(c) shall be deemed a termination "for cause".

            For  purposes  of this  Agreement,  the  Executive  shall be  deemed permanently  incapacitated  in the event that the Executive  shall, by reason of his physical or mental disability,  fail to substantially  perform his usual and regular duties for the Corporation  for a consecutive  period of four (4) months or for six (6)  months in the  aggregate  in any  eighteen  (18)  month  period;
provided,   however,   that  the  Executive  shall  not  be  deemed  permanently
incapacitated  unless and until a physician,  duly licensed to practice medicine and reasonably acceptable to the Corporation and the Executive, shall certify in writing to the Corporation that the nature of the Executive's disability is such that it will continue as a substantial  impediment to the Executive's ability to substantially perform his duties hereunder.

            (d) At the option of the  Corporation  without cause within its sole and complete discretion upon thirty (30) days' prior written notice.

            3.2  Notwithstanding  anything to the contrary contained herein:

            (a) In the event  that the  Executive  shall die  during the Term of this Agreement, the Corporation shall, in lieu of any other compensation payable hereunder,  pay to the  beneficiaries  theretofore  designated in writing by the
Executive (or to the Executive's estate if no such beneficiaries shall have been designated),  a sum equal to one  hundred  percent  (100%)  of the  compensation payable  to the  Executive  during  the twelve  (12)  month  period  immediately
preceding  the  Executive's   death,   payable  in  twelve  (12)  equal  monthly
installments,  without interest,  commencing one month following such death. The
Executive's  estate shall retain all stock options vested prior to his death, if any.  To the extent  that the  Corporation  receives  the  proceeds  on any life insurance on the life of the  Executive  (as provided in Paragraph  3.2(d)) such proceeds shall be paid, promptly after receipt, to the beneficiaries theretofore designated  in writing by the Executive  (or the  Executive's  estate if no such beneficiaries  shall have been  designated) to fund the  obligations  under this
Paragraph 3.2(a) and shall reduce such obligations on a dollar for dollar basis.
The  balance,  if any,  due the  Executive  under this  Paragraph  3.2(a)  shall thereafter be paid in twelve (12) equal monthly installments,  without interest, commencing one month following the Executive's death.

            (b) In the  event  that the  employment  of the  Executive  shall be terminated by reason of the Executive becoming permanently incapacitated,  then, as additional  consideration for his past services to the Corporation,  he shall receive one hundred  percent (100%) of his then current  annual Base Salary,  in equal monthly installments, without interest, for a period of twelve (12) months from the date of such  termination.  Such  payments  shall be in addition to all income  disability  benefits,  if any,  which the  Executive  may  receive  from policies provided by or through the Corporation,  including state-required short term  disability.  The Executive or, if applicable,  his estate shall retain all stock options vested prior to his disability, if any.

            (c) In the event of a termination of the Executive's employment "for cause" as defined in Paragraph 3.1(c) above, the Executive shall not be entitled to (i) any payments  other than such  compensation  as shall have been earned by him  prior to the date of such  termination  and not paid as of the date of such termination,  or (ii) any bonus pursuant to Paragraph 2.1(c).  Any and all stock options  granted to the Executive  prior to the date of such  termination  shall terminate  and shall no longer vest.  Nothing  herein,  however,  shall alter or impede the Executive's  ability to exercise stock options  properly vested as of such termination date in accordance with the terms of the stock option agreement in respect of such options.

            (d) In the event that the Corporation shall desire to fund the death benefits  payable  under  Paragraph  3.2(a)  above with a policy or  policies of insurance on the life of the Executive or the disability  benefits payable under
Paragraph 3.2(b) above with a disability  policy,  the Executive shall cooperate with the Corporation in obtaining such insurance policy(ies) and shall submit to such  medical  examinations  and execute  such  documents  as may be required in connection with the obtaining of such insurance.

            (e) In the event the  Executive's  employment  is  terminated at the discretion of the Corporation  pursuant to Paragraph 3.1(d), he will be paid one
(1) year's current Base Salary in equal  quarterly  installments  during the one
(1) year  following the  termination  of  employment  and shall retain all stock options which vested prior to the termination of his employment.

            (f) In the event of any  termination of the  Executive's  employment pursuant  to this  Article 3 other  than "for  cause" as  defined  in  Paragraph
3.1(c), the Executive and/or his dependents and beneficiaries  shall continue to participate  during the applicable period of salary  continuation in all medical insurance and related benefits  provided by the Corporation on the same basis as prior to the date of his termination.

                        ARTICLE 4 - RESTRICTIVE COVENANTS

            4.1 Confidential Information.

                The Executive  acknowledges  that, because of his duties and his position  of trust under this  Agreement,  he will  become  familiar  with trade secrets  and other  confidential  information  (including,  but not  limited to, operating  methods and procedures,  secret lists of actual and potential sources of supply, customers and employees, costs, profits, markets, sales and plans for future  developments)  which are  valuable  assets  and  property  rights of the
Corporation  and not  publicly  known and  Executive  acknowledges  that  public disclosure of such trade secrets and other confidential information will have an adverse effect on the  Corporation  and its business.  Except in connection with the performance of his duties for the Corporation,  the Executive agrees that he will  not,  during  or at any  time  after  the Term of this  Agreement,  either directly or indirectly, disclose to any person, entity, firm or corporation such trade secrets or other confidential information,  including, but not limited to, any facts  concerning the systems,  methods,  secret lists,  procedures or plans developed or used by the Corporation,  and not to release,  use, or disclose the same except with the prior  written  consent of the  Corporation.  The Executive agrees to retain all such trade secrets and other confidential  information in a fiduciary  capacity for the sole benefit of the Corporation,  its successors and assigns. All records, files, memorandums,  reports, price lists, customer lists, secret lists, documents,  equipment, systems, methods, procedures and plans, and the like, relating to the business of the Corporation, which the Executive shall use or prepare or come into contact with,  shall remain the sole property of the
Corporation.  Upon  termination of his  employment by the  Corporation or at any time that the  Corporation  may so request,  the Executive will surrender to the
Corporation all non-public  papers,  notes,  reports,  plans and other documents
(and all copies thereof)  relating to the business of the  Corporation  which he may then possess or have under his control.

            4.2 Non-Compete. The Executive acknowledges that (i) the services to be performed by him under this Agreement are of a special, unique, extraordinary and intellectual  character;  (ii) the Executive possesses substantial technical and managerial  expertise and skill with respect to the Corporation's  business;
(iii) the  Corporation's  business  is national  in scope and its  products  and services are marketed throughout the nation; (iv) the Corporation  competes with other businesses that are or could be located in any part of the nation; (v) the covenants and  obligations  of Executive  under this  Paragraph 4.2 are material inducement and condition to the  Corporation's  entering into this Agreement and performing its obligations hereunder;  and (vi) the provisions of this Paragraph
4.2 are reasonable and necessary to protect the Corporation's business.

                In consideration of the acknowledgments by the Executive, and in consideration  of the  compensation  and  benefits  to be  paid or  provided  to
Executive by the Corporation,  the Executive  covenants that he will not, during the Term and for a period of two (2) years  following the  expiration or earlier termination  of  this  Agreement,  without  the  prior  written  consent  of the
Corporation, directly or indirectly:

                (a)  knowingly  solicit  any  business,  in the same  product or business line or one that is closely  related to that in which the Executive was engaged  during his  employment,  for or from,  or become  associated  with,  as principal,  agent,  employee,  consultant,  or in any other capacity, any person who,  or  entity  which,  at the time of,  or  during  the  twelve  (12)  months immediately  preceding such expiration or termination was in direct  competition with the Corporation;

                (b)  become  a  principal,   agent,  employee,   consultant,  or
otherwise become associated with any person or entity which is engaged in direct or  indirect  competition  (i.e.,  doing  indirectly  through  others  what  the
Executive could not do directly) with the Corporation.

            4.3 Enforcement.  The  provisions of Article 4 of this Agreement are of a unique  nature and of  extraordinary  value and of such a character  that a material  breach  of the  provisions  of  either  Paragraphs  4.1 or 4.2 of this
Agreement by the Executive will result in  irreparable  damage and injury to the
Corporation for which the Corporation  will not have any adequate remedy at law.
Therefore,  in the event that the  Executive  commits or threatens to commit any such  breach,  the  Corporation  will have (a) the right and  remedy to have the provisions of Paragraphs 4.1 and 4.2 of this Agreement  specifically enforced by any court having equity jurisdiction, it being agreed that in any proceeding for an injunction,  and upon any motion for a temporary or permanent injunction, the
Executive's  ability to answer in damages  shall not be a bar or interposed as a defense  to the  granting  of such  injunction  and (b) the right and  remedy to require  the  Executive  to account for and to pay over to the  Corporation  all
compensation,   profits,  monies,   accruals,   increments  and  other  benefits
(hereinafter  referred to collectively as the "Benefits") derived or received by him  as a  result  of  any  transactions  constituting  a  breach  of any of the provisions of Paragraphs 4.1 and 4.2 of this Agreement, and the Executive hereby agrees to account for and pay over such Benefits to the Corporation. Each of the rights and remedies  enumerated in (a) and (b) above shall be independent of the other, and shall be severally  enforceable,  and all of such rights and remedies shall be in  addition  to,  and not in lieu of, any other  rights  and  remedies available to the Corporation under law or in equity.

                If any  covenant in this  Article 4 is held to be  unreasonable, arbitrary,  or against  public  policy,  such  covenant will be considered to be divisible  with  respect to scope,  time and  geographic  area,  and such lesser scope,  time,  or  geographic  area,  or all of them,  as the court of competent jurisdiction  may determine to be  reasonable,  not  arbitrary,  and not against
public  policy,  will  be  effective,   binding,  and  enforceable  against  the
Executive.  The  undertakings  of Article 4 shall  survive  the  termination  or cancellation of the Agreement or of the Executive's termination.

                    ARTICLE 5 - SEVERANCE - CHANGE OF CONTROL

            5.1 Severance  Compensation.  If prior to the expiration of the Term of this Agreement, there is a Change of Control (defined in Paragraph 5.2 below)
and  thereafter  the Executive  should resign his employment for Good Reason (as defined  in  Paragraph  5.3  below),  the  Executive  shall be  entitled  to the following Severance compensation:

                (a) Continuation of all benefits,  including without  limitation medical,  dental  and  life  insurance  for  one  year  following  the  date  of termination, or until the date on which the Executive first becomes eligible for insurance  coverage  of a similar  nature  provided  by a firm that  employs him following termination of employment by the Corporation, whichever occurs first.

                (b)  Immediate  vesting of any granted but  unvested  options to purchase Common Stock of the Corporation held by the Executive.

                (c) An  amount  equal  to one  (1)  times  current  annual  cash compensation to be paid within sixty (60) days of termination of employment.

            5.2 Change of Control.

                For the purposes of this  Agreement,  a Change of Control  means
(i) the direct or indirect  sale,  lease,  exchange or other  transfer of all or substantially  all (50% or more) of the assets of the  Corporation to any person or entity or group of persons or entities  acting in concert as a partnership or other  group (a "Group of  Persons"),  (ii) the merger,  consolidation  or other business  combination of the Corporation  with or into another  corporation with the  effect  that  the  shareholders  of the  Corporation,  as the  case may be, immediately  following the merger,  consolidation or other business combination, hold 50% or less of the combined voting power of the then outstanding securities of the surviving  corporation  of such merger,  consolidation  or other business
combination   ordinarily   (and  apart  from  rights   accruing   under  special
circumstances) having the right to vote in the election of directors,  (iii) the replacement of a majority of the  Corporation's  Board of Directors in any given year as compared to the directors who constituted the Corporation's Board at the beginning of such year, and such replacement shall not have been approved by the
Corporation's  Board of  Directors,  as the case may be, as  constituted  at the beginning of such year, or (iv) a person or Group of Persons shall,  as a result of a tender or exchange  offer,  open  market  purchases,  privately  negotiated purchases or otherwise,  have become the beneficial owner (within the meaning of
Rule 13d-3 under the Securities  Exchange Act of 1934, as amended) of securities of the Corporation  representing 50% or more of the combined voting power of the then  outstanding  securities  of such  corporation  ordinarily  (and apart from rights  accruing  under special  circumstances)  having the right to vote in the election of directors.

                                       10

            5.3  Good  Reason.   The  Executive   shall  have  Good  Reason  for
terminating his employment  with the Corporation  under this Agreement if one or more of the following occurs:

                (a) an involuntary  change in the Executive's status or position with the  Corporation  which  constitutes a demotion from the  Executive's  then current  status or  position  and a  material  change in the  nature or scope of powers, authority or duties inherent in such position;

                (b)  layoff  or  involuntary   termination  of  the  Executive's
employment,  except  in  connection  with  the  termination  of the  Executive's employment  for Cause or as a result of the  non-renewal of this Agreement or of the Executive's disability or death;

                (c)  a  reduction  by  the   Corporation   in  the   Executive's
compensation;

                (d)  any  action  or  inaction  by the  Corporation  that  would adversely affect the Executive's continued  participation in any Benefit Plan on at least as  favorable  basis  as was the  case at the  time of such  action  or inaction, or that would materially reduce the Executive's benefits in the future under the Benefit  Plan or deprive  him of any  material  benefits  that he then enjoyed,  except to the extent that such  action or inaction by the  Corporation
(i) is also taken or not taken,  as the case may be, in respect of all employees generally,  (ii) is  required  by the  terms of any  Benefit  Plan as in  effect immediately before such action or inaction; or (iii) is necessary to comply with applicable  law or to  preserve  the  qualification  of any  Benefit  Plan under section 401(a) of the Internal Revenue Code; or

                (e) a material change of the principal work location.

                            ARTICLE 6 - MISCELLANEOUS

            6.1 Severability. In the event that any provision, or any portion of any provision, of this Agreement shall be held to be void or unenforceable,  the remaining  provisions  of this  Agreement,  and  the  remaining  portion  of any provision found void or unenforceable in part only, shall continue in full force and effect.

            6.2 Representations  and Warranties by the Executive.  The Executive
represents  and warrants that he has made no  commitment of any kind  whatsoever inconsistent  with  the  provisions  of this  Agreement  and that he is under no disability  of any kind to enter into this  Agreement  and to perform all of his obligations hereunder.

                                       11

            6.3 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective  successors and permitted assigns.  This Agreement being personal to the Executive,  cannot be assigned by him.  This  Agreement  may be  assigned by the  Corporation  in the event and in connection with a merger,  consolidation or sale of all or substantially  all of the assets of the  Corporation  provided that the assignee  agrees in writing to assume all of the obligations of the Corporation under this Agreement, that such assignment  shall not relieve the Corporation of its  obligations  hereunder and that such  assignment  is not  otherwise  inconsistent  with the  provisions  of
Paragraph 5. Prompt written notice of such  assignment  shall be provided by the
Corporation to the Executive.

            6.4 Jurisdictional  Consent.  Any dispute or controversy between the parties  relating  to or  arising  out of this  Agreement  or any  amendment  or modification  hereof shall be determined by the Supreme Court, County of Martin,
State of Florida. The service of any notice,  process,  motion or other document in connection with an action under this Agreement,  may be effectuated by either personal  service upon a party or by certified mail duly addressed to him at his address set forth on Page 1 hereof.

            6.5 Notices. Any notice or communication required or permitted to be given  hereunder  shall be deemed duly given if delivered  personally or sent by registered or certified mail,  return receipt  requested,  to the address of the intended  recipient as herein set forth or to such other  address as a party may theretofore  have specified in writing to the other. Any notice or communication intended for the Corporation shall be addressed to the attention of its Board of
Directors.

            6.6  Waiver.  A waiver  of any  breach  or  violation  of any  term, provision,  agreement,  covenant,  or condition  herein  contained  shall not be deemed to be a  continuing  waiver or a waiver of any  future or past  breach or violation.

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            6.7 Entire  Agreement/Governing  Law. This Agreement constitutes the entire  agreement and  understanding  between the  Corporation and the Executive relating to the latter's employment,  supersedes any prior agreement between the parties  relating  to  such  matter,  shall  be  governed  by and  construed  in accordance  with  the  laws of the  State  of  Florida  and may not be  changed, terminated or discharged orally.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                               NUCO2 INC.

                                         By: /s/ Michael E. DeDomenico
                                             -------------------------
                                             Name: Michael DeDomenico
                                             Title: President and CEO

                                             /s/ Ronald S. Jackson
                                             ----------------------------
                                             RONALD S. JACKSON

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